Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP ATTORNEYS AT LAW 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607 PO Drawer 17803, Raleigh, NC 27619 P: 919.781.4000 F: 919.781.4865 www.wyrick.com

December 12, 2018

Eyenovia, Inc.

295 Madison Avenue, Suite 2400

New York, NY 10017

Ladies and Gentlemen:

We have acted as counsel to Eyenovia, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) and the prospectus included therein (the “Prospectus”), as filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on even date herewith, pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the registration of an aggregate of up to 1,380,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), including up to 180,000 shares purchasable by the underwriter upon exercise of an over-allotment option granted to the underwriter by the Company.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Some of the Shares will be uncertificated as of the closing of the offering described in the Registration Statement.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

Eyenovia, Inc.

December 12, 2018

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, and the delivery of any Shares, the Registration Statement will have been declared effective under the Act, and the Shares will have been registered under the Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued in connection with the Registration Statement, and that there will not have occurred any change in law affecting the validity of the issuance of the Shares.

Based upon the foregoing, it is our opinion that the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Company’s Board of Directors (“the “Board”) and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the heading “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP